Exhibit 10.2

Execution Version

STANDBY PURCHASE AGREEMENT

This Standby Purchase Agreement (this “Agreement”), dated as of December 17, 2012, is entered into by and between URANIUM RESOURCES, INC., a Delaware corporation (the “Company”), and RESOURCE CAPITAL FUND V L.P., a Cayman Islands exempt limited partnership (the “Standby Purchaser”).

WHEREAS, the Company proposes to distribute to each holder of its common stock, $0.001 par value (the “Common Stock”), and each holder of its warrants to purchase Common Stock, subscription rights (the “Rights”) to purchase shares of Common Stock (the “New Shares”) at a subscription price to be determined by the Board with the Standby Purchaser’s advice and consent (the “Subscription Price”), for an aggregate offering amount of not less than $8,000,000 and not more than $13,000,000.00 (such offering, the “Rights Offering”);

WHEREAS, pursuant to the Rights Offering, the Company will distribute, at no charge, one Right for each share of Common Stock and each share of Common Stock subject to a warrant held as of the record date for the Rights Offering (the “Record Date”), and each Right will entitle the holder thereof to purchase a portion of a share of Common Stock at the Subscription Price, such portion of a share to be determined by the Board with the Standby Purchaser’s advice and consent (the “Basic Subscription Right”);

WHEREAS, each holder of Rights that exercises its Basic Subscription Right in full will be entitled to subscribe for an unlimited number of New Shares, at the Subscription Price, to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Rights (the “Over-Subscription Privilege”); and

WHEREAS, in order to facilitate the Rights Offering, the Standby Purchaser has agreed, subject to the terms and conditions of this Agreement, that, it shall exercise its Basic Subscription Right and, to the extent that the subscription for the Basic Subscription Right entails payment of a subscription price of less than $5,000,000, exercise its Over-Subscription Privilege in a purchase amount that, when added to the subscription price for the Basic Subscription Right, equals $5,000,000 and, in addition, to the extent New Shares are not purchased by the Company’s stockholders and warrant holders upon the exercise of Rights pursuant to the Basic Subscription Right or the Over-Subscription Privilege (the “Unsubscribed Shares”), the Standby Purchaser shall be deemed to have exercised its Over-Subscription Privilege to purchase such Unsubscribed Shares immediately prior to the expiration of the Offering Period (as defined herein) and shall purchase such additional New Shares from the Company at the Subscription Price pursuant to the exercise of its Over-Subscription Privilege, such that the aggregate proceeds to the Company from the exercise of Rights by all stockholders and warrant holders, including the Standby Purchaser, from exercise of Basic Subscription Rights, the Over-Subscription Privilege, the Standby Purchaser Firm Commitment (as defined herein) and the Standby Purchaser Contingent Commitment (as defined herein), equals $8,000,000.00.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the Company and the Standby Purchaser, intending to be legally bound hereby, agree as follows:

Section 1.  Certain Definitions and Accounting Principles.

(a)  Certain Defined Terms. The following terms used herein shall have the meanings set forth below:

“Agreement” has the meaning set forth in the preamble hereto.

“Basic Subscription Right” has the meaning set forth in the recitals hereto.

“Board” means the board of directors of the Company.

“Bridge Loan Agreement” means that certain Bridge Loan Agreement of even date herewith by and among the Company, those Subsidiaries of the Company from time to time party thereto, as guarantors, and the Standby Purchaser.

“Closing” has the meaning set forth in Section 2(b).

“Closing Date” has the meaning set forth in Section 2(b).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the recitals hereto.

“Company” has the meaning set forth in the preamble hereto.

“Company Indemnified Party” has the meaning set forth in Section 8(b).

“Company Reports” means all forms, reports, statements, information and other documents (as supplemented and amended since the time of filing) filed or required to be filed by the Company with the Commission since December 31, 2009.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“New Shares” has the meaning set forth in the recitals hereto.

“Offering Period” means the period of time from the date of mailing of the Prospectus Supplement until the Rights Offering Expiration Date.

“Over-Subscription Privilege” has the meaning set forth in the recitals hereto.

“Prospectus Supplement” means the final prospectus supplement to the base prospectus included in the Registration Statement relating to the Rights Offering filed with the Commission, pursuant to Rule 424 under the Securities Act, together with the base prospectus, including the documents incorporated by reference therein.

“Record Date” has the meaning set forth in the recitals hereto.

“Registration Statement” means the Company’s Registration Statement on Form S-3 (File No. 333-174845) under the Securities Act declared effective by the Commission on June 24, 2011, pursuant to which the shares of Common Stock underlying the Rights will be registered pursuant to the Securities Act.

“Rights” has the meaning set forth in the recitals hereto.

“Rights Offering” has the meaning set forth in the recitals hereto.

“Rights Offering Expiration Date” means the date on which the subscription period under the Rights Offering expires, which period shall be no longer than two months.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated by the Commission thereunder.

“Standby Indemnified Party” has the meaning set forth in Section 8(a).

“Standby Purchase Commitment” means the number of New Shares allocated to the Standby Purchaser by the Company at the Subscription Price following the close of the Offering Period pursuant to the terms of this Agreement, whether pursuant to the Standby Purchaser’s Basic Subscription Right, the Standby Purchaser Firm Commitment or the Standby Purchaser Contingent Commitment, which shall be deemed to have been purchased by the Standby Purchaser immediately prior to the expiration of the Offering Period.

“Standby Purchaser” has the meaning set forth in the preamble hereto.

“Standby Purchaser Firm Commitment” has the meaning set forth in Section 2(a)(i).

“Standby Purchaser Contingent Commitment” has the meaning set forth in Section 2(a)(ii).

“Subscription Agent” has the meaning set forth in Section 5(a)(iv).

“Subscription Price” has the meaning set forth in the recitals hereto.

“Unsubscribed Shares” has the meaning set forth in the recitals hereto.

(b)  Undefined Terms.  All capitalized terms used by not defined in this Agreement shall have the meanings set forth in the Bridge Loan Agreement.

(c)  Accounting Principles. All accounting terms not otherwise defined herein shall be construed, all financial computations required under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with GAAP applied on a basis consistent with the financial statements referred to in Section 6.1(g) of the Bridge Loan Agreement except as specifically provided herein.

(d)  Other Definitional Provisions; Date and Time References.

(i)  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and subsection references are to this Agreement unless otherwise specified.

(ii)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(iii)  The word “including” means “including without limitation” or “including, but not limited to,” and does not create or denote a limitation.

(iv)  Unless otherwise expressly indicated, each reference to a time or herein shall be to the date and time in Denver, Colorado, United States of America.

Section 2.  Standby Purchase Commitment.

(a)  Standby Purchase Commitment.

(i) In the Rights Offering, the Standby Purchaser shall (A) exercise its Basic Subscription Right, and (B) to the extent that the exercise of the Basic Subscription Right entails payment of a subscription price of less than $5,000,000 and subject to the availability of New Shares upon exercise of the Over-Subscription Privilege to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Rights, exercise its Over-Subscription Privilege in a purchase amount that, when added to the subscription price for the Basic Subscription Right, equals $5,000,000 (the “Standby Purchaser Firm Commitment”).

(ii)  If and to the extent New Shares are not purchased by the Company’s stockholders and warrant holders pursuant to the exercise of Rights (including the Basic Subscription Right and the Over-Subscription Privilege) under the Rights Offering such that the aggregate gross proceeds to the Company, including the Standby Purchaser Firm Commitment, are less than $8,000,000.00, the Standby Purchaser shall be deemed to have exercised its Over-Subscription Privilege immediately prior to the expiration of the Rights Offering and shall be entitled to and hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchaser, at the Subscription Price, that number of remaining New Shares (the “Standby Purchaser Contingent Commitment”) such that aggregate gross proceeds to the Company from the Standby Purchaser Contingent Commitment, when added to the exercise of Rights by Company stockholders and warrant holders, including the Standby Purchaser Firm Commitment, together shall be $8,000,000.00.  In no event shall the Standby Purchaser Contingent Commitment exceed $3,000,000.

(iii)  The Standby Purchaser and the Company hereby agree that it is the intent of both parties that the Standby Purchaser, by virtue of acting hereunder, shall not be deemed an “underwriter” within the definition of Section 2(a)(11) of the Securities Act or deemed to be engaged in broker-dealer activity requiring registration under Section 15 of the Exchange Act, and the Standby Purchaser and Company shall in the fulfillment of their obligations hereunder act in accordance with this mutual understanding.

(b)  Closing. On the basis of the representations and warranties and subject to the terms and conditions herein set forth, including the satisfaction of the closing conditions in Section 6 of this Agreement, the closing of the purchase and sale of the New Shares to be purchased pursuant to the Standby Purchase Commitment (the “Closing”) shall take place at the offices of Hogan Lovells US LLP, Denver, Colorado, at 11:00 a.m., Denver time, on or before the fourth Business Day after the Rights Offering Expiration Date; provided, that the Closing may take place at such other place, time or date as shall be mutually agreed upon by the Company and the Standby Purchaser (the date of the Closing, the “Closing Date”).

(c)  Deliveries at Closing.

(i)  At the Closing, the Company shall deliver to the Standby Purchaser a certificate or certificates, registered in the name of the Standby Purchaser (or its designee), representing the number of New Shares purchased pursuant to the Standby Purchase Commitment. The certificate or certificates for the New Shares purchased pursuant to the Standby Purchase Commitment shall be registered in such names and in such denominations as the Standby Purchaser may request not less than two Business Days prior to the Closing Date.

(ii)  At the Closing, the Standby Purchaser shall deliver to the Company, the aggregate Subscription Price for the New Shares purchased pursuant to the Standby Purchase Commitment, which amount shall be paid by the Standby Purchaser to the Company in U.S. federal (same day) funds to an account designated in writing by the Company at least two Business Days prior to the Closing Date; provided, that the Standby Purchaser may satisfy the purchase price hereunder by offset from amounts owing from the Company to the Standby Purchaser.  If the Standby Purchaser elects to satisfy the purchase price by offset of all amounts owing under the Bridge Loan, the note representing the Bridge Loan shall be cancelled at the Closing.

Section 3.  Representations and Warranties of the Standby Purchaser. The Standby Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a)  Organization. The Standby Purchaser is an exempt limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as it is now being conducted.

(b)  Due Authorization. The Standby Purchaser has the requisite power and authority to enter into this Agreement and to perform and consummate the transactions contemplated hereby and the execution and delivery by the Standby Purchaser of this Agreement, the purchase of the New Shares pursuant to the Standby Purchase Commitment and the performance and consummation of the transactions contemplated hereby (a) are within the power and authority of the Standby Purchaser and (b) have been duly authorized by all necessary action of the Standby Purchaser. This Agreement has been duly and validly executed and delivered by the Standby Purchaser. Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes a valid and binding obligation of the Standby Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies and the public policy underlying such laws, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 8 of this Agreement, may be limited by federal or state securities law or the public policy underlying such laws.

(c)  Risk of Loss.  The Standby Purchaser recognizes that: (i) the acquisition of the New Shares involves a high degree of risk, is speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and/or the New Shares; (ii) the Standby Purchaser may not be able to liquidate its investment; (iii) transferability of the New Shares is limited; and (iv) in the event of a disposition of the New Shares, the Standby Purchaser could sustain the loss of its entire investment.

(d)  Accredited Investor. The Standby Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Standby Purchaser agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the New Shares.

(e)  Evaluation.

(i)  The Standby Purchaser has such knowledge, skill and experience in business, financial and investment matters that the Standby Purchaser is capable of evaluating the merits and risks of an investment in the New Shares. With the assistance of the Standby Purchaser’s own professional advisors, to the extent that the Standby Purchaser has deemed appropriate, the Standby Purchaser has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Shares and the consequences of this Agreement. The Standby Purchaser has considered the suitability of the New

Shares as an investment in light of its own circumstances and financial condition and the Standby Purchaser is able to bear the risks associated with an investment in the New Shares.

(ii)  The Standby Purchaser represents and warrants that the Standby Purchaser has been furnished by the Company with all information regarding the Company and its Subsidiaries which the Standby Purchaser, as well as its investment advisor, attorney and/or accountant, has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Rights Offering and the New Shares, and has received any additional information which the Standby Purchaser has requested concerning the terms and conditions of the Rights Offering, the Company and its Subsidiaries.

(iii)  The Standby Purchaser has relied solely upon the information provided by the Company in making its decision to invest in the New Shares and has not relied upon any other representation or other information (whether oral or written) from any other third party.

(f)  No General Solicitation. The Standby Purchaser represents that no New Shares were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Standby Purchaser did not:  (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (ii) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

(g)  Shares Not Registered. The Standby Purchaser understands that the New Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon the Standby Purchaser’s investment intention.  In this connection, the Standby Purchaser hereby represents that the Standby Purchaser is acquiring the New Shares for its own account for investment purposes only and not with a view toward the resale or distribution to others and has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the New Shares to any other Person.

(h)  Market Stabilization. The Standby Purchaser has not taken and the Standby Purchaser will not take, directly or indirectly, any action designed to or that might reasonably be expected to result in stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the New Shares purchased pursuant to the Standby Purchase Commitment.

(i)  Standby Purchaser Activities. The Standby Purchaser is not a broker-dealer and does not need to be registered as a broker-dealer.

Section 4.  Representations and Warranties of the Company. The Company hereby represents and warrants to the Standby Purchaser as follows:

(a)  Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own or lease its properties and conduct its business as described in its public filings and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own or lease its properties and conduct its business as currently carried out, and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

(b)  Due Authorization. The Company has the requisite power and authority to enter into this Agreement and to perform and consummate the transactions contemplated hereby.  The execution and delivery by the Company of this Agreement and the performance and consummation of the transactions contemplated hereby (a) are within the power and authority of the Company and (b) have been duly authorized by all necessary action of the Company. This Agreement has been duly and validly executed and delivered by the Company. Assuming the due authorization, execution and delivery by the Standby Purchaser of this Agreement, this Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies and the public policy underlying such laws, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 8 of this Agreement, may be limited by federal or state securities law or the public policy underlying such laws.

(c)  Capital Structure. The Company has the number of Equity Interests specified in Schedule 6.1(k) of the Bridge Loan Agreement.  All Equity Interests identified in such Schedule are duly and validly issued and are fully paid and non-assessable other than the shares issuable upon the exercise of the options and warrants set forth on Schedule 6.1(k) of the Bridge Loan Agreement.  The Company has duly authorized sufficient shares of Common Stock to permit the satisfaction of any obligation to issue New Shares to the Standby Purchaser as described herein.  Except for such New Shares and the shares issuable under the Bridge Loan Agreement, and as indicated in Schedule 6.1(k) of the Bridge Loan Agreement, the Company does not have any outstanding warrants, options, preferential rights or other obligations to issue additional shares or other Equity Interests, including any stock or securities convertible into or exercisable or exchangeable for any shares of its capital stock or any rights or options to purchase any of the foregoing, or to convert any existing Indebtedness to Equity Interests in the Company.  Except as set forth on Schedule 6.1(k) of the Bridge Loan Agreement, the Company is not a party to or subject to a shareholders agreement, voting agreement, proxy agreement, lock-up or other similar agreement with respect to the ownership or control of Equity Interests of the Company or any of its Subsidiaries.

(d)  No Conflicts. The execution, delivery and performance of this Agreement by the Company and the performance by the Company, or the consummation, of the transactions contemplated by this Agreement and the compliance by the Company with the terms of this Agreement do not and will not conflict with or do not result and will not result in any breach or violation of any of the terms or provisions of, or do not constitute or will not constitute a default under, do not cause or will not cause (or do not permit or will not permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or do not result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company pursuant to the terms of (i) the charter or bylaws or other applicable organizational documents of the Company or any of its Subsidiaries; (ii) any material indenture, mortgage, deed of trust, voting trust agreement, stockholders’ agreement, note agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound or to which its respective property is subject; or (iii) any material law, statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or its activities or properties.

(e)  Company Reports; Information Accurate.

(i)                                     The Company has timely filed all Company Reports required to be filed with the Commission after December 31, 2009. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act. Each Company Report has complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, as applicable, each as in effect on the date so filed. None of the Company Reports (including any financial statements or schedules included or incorporated by reference therein) contained when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) any untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(ii)                                  All reports, certificates, status updates and other information delivered to the Standby Purchaser, regardless of whether provided in connection with this Agreement, the Bridge Loan Agreement or otherwise, are true, accurate and complete in all material respects. None of the written information delivered to the Standby Purchaser by the Company or its Subsidiaries in connection with this Agreement or the Bridge Loan Agreement or the transactions contemplated hereby or thereby or in connection with the business of the Company or the Projects contains any material misstatement of fact or omits to state a material fact, and all projections contained in any such information, exhibits or reports, were based on information which, when delivered, was, to the knowledge of the Company and its Subsidiaries, true and correct in all material respects as of the date thereof, and to the knowledge of the Company and its Subsidiaries all calculations contained in such projections were accurate in all material respects, and such projections presented the then-current estimate of the future business, operations and affairs of the Company or such Subsidiary and, since the date of the delivery of such projections, to the knowledge of the Company and its Subsidiaries, except as disclosed in the financial statements delivered pursuant to Section 6.1(g) of the Bridge Loan Agreement or as set forth on Schedule 6.1(i) of the Bridge Loan Agreement, there has been no change in the assumptions underlying such projections, or the basis therefor or the accuracy thereof which has had or could reasonably be expected to result in a Material Adverse Effect; provided, that with respect to projected financial information, the Company and its Subsidiaries represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  With respect to any information delivered to the Standby Purchaser which was prepared by a third party, the Company and its Subsidiaries only represent that they do not have knowledge that such information is inaccurate or incomplete in any material respect.

(f)  Acknowledgment Regarding Standby Purchaser’s Purchase of New Shares. The Company acknowledges and agrees that the Standby Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Standby Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby. The Company further represents to the Standby Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(g)                                  Shares and Securities Representations.

(i)                                     The New Shares to be issued to the Standby Purchaser pursuant hereto and the issuance thereof have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable.  The New Shares are issued free and clear of any Lien, and the issuance of the New Shares will not be subject to any preemptive or other similar right.

(ii)                                  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the New Shares or affect the price at which the New Shares may be issued or resold.

(iii)                               The New Shares are being offered and sold pursuant to the registration exemption provided by Section 4(2) of the Securities Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder.  The Company and its Affiliates have not taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the offering, the exemption(s) from registration available pursuant to Regulation D or Section 4(2) of the Securities Act and knows of no reason why any such exemption would be otherwise unavailable to it. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the New Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under any applicable listing rules and regulations which would impair the exemptions relied upon in the offering hereunder or the Company’s ability to timely comply with its obligations hereunder, nor will the Company nor any of its Affiliates take any action or steps that would cause the offer or issuance of the New Shares to be integrated with other offerings which would impair the exemptions relied upon in the offering hereunder or the Company’s ability to timely comply with its obligations hereunder.  The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the New Shares, which would impair the exemptions relied upon in the offering hereunder or the Company’s ability to timely comply with its obligations hereunder.  The Company’s executive officers and directors understand the nature of the New Shares being sold hereby and recognize that the issuance of the New Shares will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The Board has concluded in its good faith business judgment that the issuance of the New Shares is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the New Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

(iv)                              There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing.

(v)                                 All New Shares issued to the Standby Purchaser will be subject to the Registration Rights Agreement and such New Shares constitute “Registrable Securities” as defined therein.

(vi)                              Except for amounts, if any, which may be payable to the Company’s financial advisor pursuant to that certain engagement letter dated June 13, 2012, neither the Company nor any of its Subsidiaries has incurred, nor will they incur, directly or indirectly, any liability for brokerage or finder’s fees or agent’s commissions or any similar charges or fees in connection with this Agreement, the issuance of any New Shares contemplated hereby, or the completion of any transaction contemplated hereby. Neither the Borrower nor any other Credit Party believe that the Borrower will be liable for any brokerage or finder’s fees or agent’s commissions or any similar charges or fees with respect to the Lender’s participation in the Rights Offering.

Section 5. Covenants of the Company.

(a)  Pre-Closing Covenants. Until the Closing Date or the earlier termination of the Standby Purchaser’s obligations under Section 7 of this Agreement, the Company covenants and agrees as follows:

(i)  To use commercially reasonable efforts to effectuate the Rights Offering as soon as practicable, and to encourage shareholders and warrant holders to exercise their Basic Subscription Right and the Over-Subscription Privilege;

(ii)  To deliver to the Standby Purchaser and provide the Standby Purchaser a copy of the Prospectus Supplement and to give the Standby Purchaser and its counsel the reasonable opportunity to review and comment on the Prospectus Supplement;

(iii)  Not to materially amend any of the terms of the Rights Offering, or waive any material conditions to the closing of the Rights Offering without the prior written consent of the Standby Purchaser; provided that, without limitation, any amendment to the per share price or the subscription period shall be deemed to be a material amendment;

(iv)  To cause the Prospectus Supplement and any supplements thereto to comply in all material respects with the requirements of the Commission and, as of their respective dates, to not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(v)  To notify, or to cause the subscription agent for the Rights Offering (the “Subscription Agent”) to notify the Standby Purchaser, on each Friday during the exercise period of the Rights, and daily during the week prior to the expiration of the Rights Offering or more frequently if reasonably requested by the Standby Purchaser, of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.

(b)  Maintenance of Unissued Shares.  The Company will at all times maintain sufficient authorized but unissued shares of Common Stock to meet its obligations hereunder, and all New Shares issued to the Standby Purchaser hereunder shall be Tradable Shares.

(c)  Shares Delivered to the Standby Purchaser. All New Shares issued and delivered to the Standby Purchaser hereunder shall be (a) fully paid, duly issued and non-assessable; (b) issued by the Company in original certificates reflecting the Standby Purchaser (or its designee) as the owner thereof; (c) free and clear of all Liens and other claims of right or interest by any third Person and shall be free and clear of other contractual restrictions or obligations (other than those agreed to and entered into by the Standby Purchaser); (d) covered by and subject to the Registration Rights Agreement; and (e) upon registration in accordance with the Registration Rights Agreement, such Shares shall be freely transferrable in accordance with Securities Laws on a public stock exchange of recognized standing.

Section 6.  Conditions Precedent.

(a)  Conditions of the Standby Purchaser’s Obligations. The obligations of the Standby Purchaser under this Agreement are subject to the performance by the Company on and as of the Closing Date of its covenants and agreements hereunder in all material respects, and the following additional conditions:

(i)  The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (a) for changes contemplated by this Agreement, (b) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date;

(ii)  All conditions precedent contained in this Agreement to be performed by the Company shall have been performed and complied with in all material respects by the Company or waived by the Standby Purchaser;

(iii)  The Rights Offering relating to the Common Stock shall be completed by the Company concurrently with the Closing in accordance with the terms and conditions set forth in the Prospectus Supplement and allocations of New Shares shall have been made thereunder;

(iv)  The Company shall have delivered to the Standby Purchaser the New Shares purchased pursuant to the Standby Purchase Firm Commitment and the Standby Purchase Contingent Commitment on or prior to the Closing Date;

(v)  No Default or Event of Default shall have occurred and be continuing under the Bridge Loan Agreement; and

(vi) As of the Closing Date, none of the following events shall have occurred and be continuing: (a) trading in the Common Stock shall have been suspended by the Commission or the Common Stock shall be suspended or delisted from the NASDAQ Capital Market or trading in securities generally on the NASDAQ Capital Market shall have been suspended; or (b) a banking moratorium shall have been declared either by U.S. federal or New York State authorities.

(b)  Conditions of the Company’s Obligations. The obligations of the Company under this Agreement are subject to the performance by the Standby Purchaser on and as of the Closing Date of its covenants and agreements hereunder in all material respects, and the following additional conditions:

(i)  The representations and warranties of the Standby Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (a) for changes contemplated by this Agreement, (b) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date;

(ii)  All conditions precedent contained in this Agreement to be performed by the Standby Purchaser shall have been performed and complied with in all material respects by the Standby Purchaser or waived by the Company; and

(iii)  The Standby Purchaser shall have delivered to the Company the aggregate Subscription Price for the New Shares purchased pursuant to the Standby Purchase Firm Commitment and the Standby Purchase Contingent Commitment (including by offset of amounts owing by the Company to the Standby Purchaser) on or prior to the Closing Date.

(c)  Conditions of the Obligations of the Standby Purchaser and the Company. The obligations of the Standby Purchaser and the Company to consummate the transactions contemplated by this Agreement are subject to the following additional conditions:

(i)  No judgment, injunction, decree or other legal restraint shall prohibit the consummation of the Rights Offering or the transactions contemplated by this Agreement; and

(ii)  No stop order suspending the effectiveness of the Company’s Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

Section 7.  Termination.

(a)  Termination. This Agreement may be terminated at any time prior to the Closing Date:

(i)  by mutual written agreement of the Company and the Standby Purchaser;

(ii)  by either the Company or the Standby Purchaser by written notice if the Closing has not occurred within sixty (60) days following the Shareholder Approval referenced in Section 7.19(c) of the Bridge Loan Agreement or in any event by March 31, 2013, other than because of a breach of any covenant or agreement on the part of such party set forth in this Agreement or because any representation or warranty of such party set forth in this Agreement shall not be true and correct;

(iii)  the Company shall be in default under the Bridge Loan Agreement; or

(iv)  the Company’s Common Stock shall be suspended or delisted from the NASDAQ Capital Market.

(b)  Effect of Termination. If this Agreement is terminated by either the Company or the Standby Purchaser pursuant to the provisions of this Section 7, this Agreement shall forthwith become void and there shall be no further obligations on the part of the Company or the Standby Purchaser, except for the provisions of Sections 8 and 9, which shall survive any termination of this Agreement; provided, that nothing in this Section 7(b) shall relieve any party from liability for any willful breach of this Agreement.

Section 8.  Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify the Standby Purchaser and each of the Standby Purchaser’s Affiliates and their respective directors, partners, managers, members, owners, principals, stockholders, officers, employees, agents, consultants and Representatives (each, an “Standby Indemnified Party” and collectively, the “Standby Indemnified Parties”), from and against, and to defend and hold each of the Standby Indemnified Parties harmless from, any and all Losses which may at any time (including, without limitation, at any time following the Closing) be imposed on, incurred or suffered by or asserted against any Standby Indemnified Party in any way relating to or arising out of (i) this Agreement or the transactions contemplated hereby, (ii) any action or proceeding brought by or against any Standby Indemnified Person due to its entering into or being a party to this Agreement or by reason of its exercising or performing, or causing the exercise or performance of, any right, power, obligation or action under this Agreement, whether or not related to the enforcement of this Agreement, (iii) any act or omission of the Company or its Subsidiaries or (iv) the business or operations of the Company or any of its Subsidiaries or the ownership, management, administration or operation of the Company or any of its Subsidiaries, except, in each case, with respect to Losses arising entirely out of the gross negligence or willful misconduct of the Standby Purchaser or such Standby Indemnified Party.

(b) Indemnification by the Standby Purchaser. The Standby Purchaser agrees to indemnify the Company and each of the Company’s Affiliates and their respective directors, partners, managers, members, owners, principals, stockholders, officers, employees, agents, consultants and Representatives (each, a “Company Indemnified Party” and collectively, the “Company Indemnified Parties”), from and against, and to defend and hold each of the Company Indemnified Parties harmless from, any and all Losses which may at any time (including, without limitation, at any time following the Closing) be imposed on, incurred or suffered by or asserted against any Company Indemnified Party in any way relating to or arising out of any breach of a representation or warranty or breach of or failure to perform any covenant or agreement required to be performed by Standby Purchaser pursuant to the terms of this Agreement; and the Standby Purchaser will reimburse the Company Indemnified Person for any legal and other expense reasonably incurred by the Company Indemnified Person in connection with investigating, defending, settling, compromising or paying any such Losses; provided, however, that the Standby Purchaser will not be liable in any such case to the extent that any such Losses arise out of or are based upon (i) the failure of the Company to perform any covenant and agreement contained in this Agreement, (ii) the inaccuracy of any representation or warranty made by the Company in this Agreement or (iii) the gross negligence or willful misconduct of any Company Indemnified Person.

(c) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have to any Standby Indemnified Person and the obligations of the Standby Purchaser under this Section 8 shall be in addition to any liability which the Standby Purchaser may otherwise have to any Company Indemnified Person. The remedies provided in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to the parties at law or in equity. This Section 8 shall survive the Closing and the termination of this Agreement.

Section 9.  Miscellaneous.

(a)  Amendments, Etc. Except as otherwise expressly provided in this Agreement, no amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company or the Standby Purchaser therefrom, shall in any event be effective unless the same shall be in writing and signed by the other party, and, in the case of any amendment, by the Company and the Standby Purchaser and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)  Notices; Etc. All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile communication) and transmitted to the following address or facsimile:

If to the Company:

Uranium Resources, Inc.

405 State Highway Bypass 121

Building A, Suite 110

Lewisville, Texas  75067

Attention:                 Thomas H. Ehrlich

Phone:                                  (972) 219-3330

Facsimile:                 (972) 219-3311

E-Mail:                           thehrlich@uraniumresources.com

If to the Standby Purchaser:

Resource Capital Fund V L.P.

1400 Sixteenth Street, Suite 200

Denver, Colorado  80202

Attention:                 Cassie Boggs

Facsimile:                 (720) 946-1450

E-Mail:                               cjb@rcflp.com

or, as to each party, at such other address or number as shall be designated by such party in a written notice to the other.  All notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing (including by facsimile or e-mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made: (a) when delivered by hand, upon receipt; (b)

when transmitted via telecopy (or other facsimile device) to the number set out herein, upon transmission; (c) the Business Day immediately following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service; (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid; or (e) when delivered by e-mail, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice, request, demand or communication transmitted by e-mail is not sent during the normal business hours of the recipient, such notice, request or demand shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)  Costs and Expenses. The Company agrees to pay on demand all reasonable legal and out-of-pocket expenses incurred by the Standby Purchaser in connection with this Agreement; provided, however, that the aggregate amount of fees and expenses of the Standby Purchaser to be paid by the Company hereunder and under the Bridge Loan Agreement shall be limited to $100,000.00. The Company acknowledges that it shall pay all aforementioned expenses regardless of whether the Closing occurs.

(d)  Legend on Share Certificates. The Standby Purchaser consents to the placement of a legend on any certificate or other document evidencing the New Shares substantially as set forth below, that such New Shares have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.  The Standby Purchaser is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the New Shares.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER ANY BLUE SKY” OR STATE SECURITIES LAWS, AND THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(e)  Successors. This Agreement shall be to the benefit of and be binding upon the Standby Purchaser and the Company and, with respect to the provisions of indemnification hereof, the several parties (in addition to the Standby Purchaser and the Company) indemnified under the provisions of Section 8, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained.

(f)  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 8 (with respect to rights to indemnification).

(g)  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, NOT INCLUDING THE CONFLICTS OF LAW AND CHOICE OF LAW PROVISIONS THEREOF.

(h)  Dispute Resolution; Arbitration. Each party hereby waives the right to trial by jury with respect to any Dispute between or among the parties or their Subsidiaries with respect to this Agreement or the transactions contemplated hereby, and each party agrees to pursue and resolve any such Dispute in accordance with the terms and provisions set forth in Schedule 10.8 of the Bridge Loan Agreement, including resolution by binding arbitration as described in such Schedule 10.8.  Interim, provisional and other judicial measures and remedies shall be available to the parties as described in Schedule 10.8 of the Bridge Loan Agreement.

(i)  Execution in Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Agreement may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as delivery of a manually executed original signature.

(j)  Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(k)  Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Closing.

(l)  Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, superseding all prior statements, representations, discussions, agreements and understandings, oral or written, relating to such subject matter, including all term sheets and commitment letters.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first written above.

COMPANY:

URANIUM RESOURCES, INC.

By:	/s/ Thomas H. Ehrlich
Name:	Thomas H. Ehrlich
Title:	Vice President, Secretary, Treasurer
and Chief Financial Officer

STANDBY PURCHASER:

RESOURCE CAPITAL FUND V L.P.

By:	Resource Capital Associates V L.P.,
General Partner

By:	RCA V GP Ltd.,
General Partner

By:	/s/ Catherine J. Boggs
Catherine J. Boggs,
General Counsel

[Signature Page to Standby Purchase Agreement]